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                           [Ernst & Young Letterhead]

                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 10, 2000 with respect to the financial statements of American Equity Life Annuity Account and March 1, 2000 with respect to the financial statements and schedules of American Equity Investment Life Insurance Company, in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-46593) and related Prospectus of American Equity Life Annuity Account dated May 1, 2000.


                                                     /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2000